NEWS RELEASE

CONE Midstream Reports Strong Fourth Quarter Results

CANONSBURG, PA (February 17, 2016) — CONE Midstream Partners LP (NYSE:CNNX) (“CONE Midstream” or the “Partnership”) today reported financial and operational results for the three months and the full year ending December 31, 2015.(1) The Partnership also announced financial guidance for 2016.
Fourth Quarter Results
Highlights of fourth quarter 2015 results attributable to the Partnership as compared to the fourth quarter of 2014 include:

•	Net income of $22.5 million as compared to $15.3 million

•	Average daily throughput volumes of 760 billion Btu per day (BBtu/d) as compared to 545 BBtu/d

•	Adjusted EBITDA(2) of $25.2 million as compared to $16.6 million

•	Distributable cash flow (DCF)(2) of $22.4 million as compared to $14.8 million

•	Cash distribution coverage of 1.59x on an as declared basis

Full Year 2015 Results
Highlights of full year 2015 results attributable to the Partnership include:

•	Net income of $71.2 million

•	Adjusted EBITDA(2) of $80.3 million

•	Distributable cash flow (DCF)(2) of $70.9 million
Management Comment
“We are pleased to report another quarter of excellent financial and operational results for CONE Midstream,” said John T. Lewis, Chairman of the Board and Chief Executive Officer of CONE Midstream GP LLC (the "General Partner"). “Our throughput volume, net income, adjusted EBITDA and DCF all exhibited strong and steady growth during each consecutive quarter of 2015. Fourth quarter average throughput increased by 215 BBtu/d which equates to volume growth of 39% over fourth quarter 2014. Our focus on operational efficiencies and cost control boosted our financial results, with net income for the quarter increasing by 47% over last year, and fourth quarter adjusted EBITDA and DCF each growing by more than 50% from a year ago.
Mr. Lewis continued, "Based on these strong results and our current outlook, the Partnership paid a quarterly cash distribution of $0.2362 per unit on February 12th. The distribution rate represents a sequential quarterly increase of 3.6% which equates to an annual growth rate of 15.2%. Our distribution coverage during 2015 also increased steadily each quarter and reached 1.59x for the fourth quarter on an as declared basis.

“We have maintained our strong financial position during 2015,” concluded Mr. Lewis. “Our business model was built for measured growth driven by a strong balance sheet, underlying organic growth with stacked pays, and potentially supplemented by the drop down of additional interests in our three different development companies. In addition, CONE's business development function should help supplement sponsor driven revenues. While commodity prices have receded and the MLP space faces various challenges, our robust balance sheet and distribution coverage ratio has CONE Midstream Partners advantageously positioned."

Quarterly Distribution
As previously announced, the Board of Directors of the General Partner declared a quarterly cash distribution of $0.2362 per unit with respect to the fourth quarter of 2015. The distribution payment was made on February 12, 2016 to unitholders of record on February 4, 2016. The distribution, which equates to an annual rate of $0.9448 per unit, represents an increase of 3.6% over the prior quarter and an increase of 11.2% over the Minimum Quarterly Distribution as defined in our Partnership Agreement.
Capital Investment and Resources
CONE Midstream's allocated fourth quarter 2015 share of investment in expansion projects was $23.0 million. Total expansion capital investment at the three development companies in which CONE Midstream holds controlling interests was $53.9 million,(3) with individual development company totals as follows:

•	Anchor Systems - $29.0 million

•	Growth Systems - $0.2 million

•	Additional Systems - $24.6 million
CONE Midstream's respective share of maintenance capital expenditures for the three development companies for fourth quarter 2015 was $2.6 million. Maintenance capital expenditures in the aggregate for the development companies in which CONE Midstream holds controlling interests totaled $4.4 million.
As of December 31, 2015, CONE Midstream had outstanding borrowings of $73.5 million under its $250.0 million revolving credit facility.
2016 Guidance
Based on current expectations, management is providing the following guidance for 2016. Full year 2016 adjusted EBITDA attributable to the Partnership is expected to be in the range of $93 - $103 million and full year Distributable Cash Flow attributable to the Partnership is expected to be in the range of $79 - $89 million. Management currently anticipates that total 2016 capital expenditures attributable to the Partnership will be in the range of $30 to $35 million, of which approximately $10 to $12 million will be for maintenance capital.
CONE Midstream’s  financial guidance is based on numerous assumptions about future events and conditions and, therefore, could vary materially from actual results. These estimates, including capital expenditure plans, are meant to provide guidance only and are subject to revision for acquisitions or operating environment changes.

Fourth Quarter Financial and Operational Results Conference Call
A conference call and webcast, during which management will discuss fourth quarter 2015 financial and operational results, is scheduled for February 17, 2016 at 1:00 p.m. Eastern Time. Prepared remarks by members of management will be followed by a question and answer period. Interested parties may listen via webcast at https://www.webcaster4.com/webcast/page/998/12905. Participants who would like to ask questions may join the conference by phone at 888-349-0097 (international 412-902-0126) five to ten minutes prior to the scheduled start time (reference the CONE Midstream call). An on-demand replay of the webcast will be also be available at https://www.webcaster4.com/webcast/page/998/12905 shortly after the conclusion of the conference. A telephonic replay will be available through February 24, 2016 by dialing 877-344-7529 (international: 412-317-0088) and using the conference playback number 10079438.
_______________

(1)
Unless otherwise indicated, the reporting measures included in this news release reflect the unallocated total activity of the three development companies jointly owned by the Partnership and CONE Gathering LLC (“CONE Gathering”).  Because the Partnership owns a controlling interest in each of the three development companies, it fully consolidates their financial results. The Partnership's current financial interests in the development companies are: 75% in the Anchor Systems, 5% in the Growth Systems, and 5% in the Additional Systems. CONE Gathering is a midstream joint venture formed by CONSOL Energy Inc. and Noble Energy, Inc. and owns non-controlling interests in the Partnership’s development companies.

(2)
Adjusted EBITDA and DCF are not Generally Accepted Accounting Principles (“GAAP”) measures. Definitions and reconciliations of these non-GAAP measures to GAAP reporting measures appear in the financial tables which follow.

(3)	Detail may not foot due to rounding.

Contact:	Stephen R. Milbourne
CONE Investor Relations

Phone:	724-485-4408

Email:	smilbourne@conemidstream.com

* * * * *
CONE Midstream Partners is a master limited partnership formed by CONSOL Energy Inc. (NYSE: CNX) and Noble Energy, Inc. (NYSE: NBL), referred to as our Sponsors, to own, operate, develop and acquire natural gas gathering and other midstream energy assets to service our Sponsors' production in the Marcellus Shale in Pennsylvania and West Virginia. Our assets include natural gas gathering pipelines and compression and dehydration facilities, as well as condensate gathering, collection, separation and stabilization facilities.
* * * * *
This press release is intended to be a qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of CONE Midstream’s distributions to non-U.S. investors as being attributed to income that is effectively connected with a United States trade or business. Accordingly, CONE Midstream's distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate. Nominees, and not CONE Midstream, are treated as withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

* * * * *
This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words "believe," "expect," "anticipate," "intend," "estimate" and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict, and there can be no assurance that actual outcomes and results will not differ materially from those expected by our management. These forward-looking statements involve certain risks and uncertainties, including, among others, that our business plans may change as circumstances warrant. For more information concerning factors that could cause actual results to differ materially from those conveyed in the forward-looking statements, please refer to the "Risk Factors" section of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

CONE MIDSTREAM PARTNERS LP
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per unit data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenue
Gathering Revenue — Related Party	$58,785	$42,400	$203,423	$130,087
Other Income	—	85	—	85
Total Revenue	58,785	42,485	203,423	130,172

Expenses
Operating Expense — Third Party	6,781	9,035	28,987	27,371
Operating Expense — Related Party	7,858	5,519	29,937	24,072
General and Administrative Expense — Third Party	911	886	4,444	1,822
General and Administrative Expense — Related Party	2,251	1,769	8,636	4,726
Depreciation Expense	4,623	2,225	15,053	7,330
Interest Expense	565	24	835	24
Total Expense	22,989	19,458	87,892	65,345
Net Income	35,796	23,027	115,531	64,827
Less: Net Income Attributable to Noncontrolling Interest	13,330	7,776	44,284	7,858
Net Income Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$22,466	$15,251	$71,247	$56,969

Calculation of Limited Partner Interest in Net Income:
Net Income Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP (1)	$22,466	$15,251	$71,247	$15,378
Less: General Partner Interest in Net Income	449	305	1,425	308
Limited Partner Interest in Net Income	$22,017	$14,946	$69,822	$15,070

Net Income per Limited Partner Unit - Basic	$0.38	$0.26	$1.20	$0.26
Net Income per Limited Partner Unit - Diluted	$0.38	$0.26	$1.20	$0.26

Limited Partner Units Outstanding - Basic	58,326	58,326	58,326	58,326
Limited Partner Unit Outstanding - Diluted	58,337	58,326	58,340	58,326

(1)	Reflective of general and limited partner interest in net income since closing of the IPO.

CONE MIDSTREAM PARTNERS LP
RECONCILIATION OF NET INCOME TO EBITDA AND DISTRIBUTABLE CASH FLOW
(in thousands)
(unaudited)

Definition of Non-GAAP Financial Measures
Adjusted EBITDA
We define adjusted EBITDA as net income (loss) before net interest expense, depreciation and amortization, as adjusted for non-cash items which should not be included in the calculation of distributable cash flow. Adjusted EBITDA is used as a supplemental financial measure by management and by external users of our financial statements, such as investors, industry analysts, lenders and ratings agencies, to assess:

•	our operating performance as compared to those of other companies in the midstream energy industry, without regard to financing methods, historical cost basis or capital structure;

•	the ability of our assets to generate sufficient cash flow to make distributions to our partners;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
We believe that the presentation of adjusted EBITDA provides information that is useful to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to adjusted EBITDA are net income and net cash provided by operating activities. Adjusted EBITDA should not be considered an alternative to net income, net cash provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA excludes some, but not all, items that affect net income or net cash, and these measures may vary from those of other companies. As a result, adjusted EBITDA as presented below may not be comparable to similarly titled measures of other companies.
Distributable Cash Flow
We define distributable cash flow as adjusted EBITDA less net income attributable to noncontrolling interest, net cash interest paid and maintenance capital expenditures. Distributable cash flow does not reflect changes in working capital balances.
Distributable cash flow is used as a supplemental financial measure by management and by external users of our financial statements, such as investors, industry analysts, lenders and ratings agencies, to assess:

•	the ability of our assets to generate cash sufficient to support our indebtedness and make future cash distributions to our unitholders; and

•	the attractiveness of capital projects and acquisitions and the overall rates of return on alternative investment opportunities.
We believe that the presentation of distributable cash flow in this report provides information useful to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to distributable cash flow are net income and net cash provided by operating activities. Distributable cash flow should not be considered an alternative to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Distributable cash flow excludes some, but not all, items that affect net income or net cash, and these measures may vary from those of other companies. As a result, our distributable cash flow may not be comparable to similarly titled measures of other companies.

CONE MIDSTREAM PARTNERS LP
RECONCILIATION OF NET INCOME TO EBITDA AND DISTRIBUTABLE CASH FLOW
(in thousands)
(unaudited)

The following table presents a reconciliation of the non-GAAP measures adjusted EBITDA and distributable cash flow with the most directly comparable GAAP financial measures of net income and net cash provided by operating activities.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Net Income	$35,796	$23,027	$115,531	$64,827
Interest Expense	565	24	835	24
Depreciation Expense	4,623	2,225	15,053	7,330
EBITDA	40,984	25,276	131,419	72,181
Non-Cash Unit-Based Compensation	92	—	402	—
Adjusted EBITDA	41,076	25,276	131,821	72,181
Less:
Net Income Attributable to Noncontrolling Interest	13,330	7,776	44,284	7,858
Interest Expense Attributable to Noncontrolling Interest	331	—	428	—
Depreciation Expense Attributable to Noncontrolling Interest	2,246	857	6,799	863
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$25,169	$16,643	$80,310	$63,460
Less: Cash Interest Paid, net	234	—	407	—
Less: Ongoing Maintenance Capital Expenditures, Net of Expected Reimbursements	2,554	1,799	8,984	6,008
Distributable Cash Flow	$22,381	$14,844	$70,919	$57,452

Net Cash Provided by Operating Activities	$16,749	$22,331	$116,017	$84,694
Interest Expense	565	24	835	24
Other, Including Changes in Working Capital	23,762	2,921	14,969	(12,537)
Adjusted EBITDA	41,076	25,276	131,821	72,181
Less:
Net Income Attributable to Noncontrolling Interest	13,330	7,776	44,284	7,858
Interest Expense Attributable to Noncontrolling Interest	331	—	428	—
Depreciation Expense Attributable to Noncontrolling Interest	2,246	857	6,799	863
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$25,169	$16,643	$80,310	$63,460
Less: Cash Interest Paid, net	234	—	407	—
Less: Ongoing Maintenance Capital Expenditures, Net of Expected Reimbursements	2,554	1,799	8,984	6,008
Distributable Cash Flow	$22,381	$14,844	$70,919	$57,452

The following table presents a reconciliation of the non-GAAP measures adjusted EBITDA and distributable cash flow by quarter and for the most recently completed twelve month period with the most directly comparable GAAP financial measures, which are net income and net cash provided by operating activities.

(unaudited)	Q1 2015		Q2 2015		Q3 2015		Q4 2015		Twelve Months Ended December 31, 2015
Net Income	$21,216		$24,905		$33,614		$35,796		$115,531
Interest Expense	65		47		158		565		835
Depreciation Expense	2,994		3,667		3,769		4,623		15,053
EBITDA	24,275		28,619		37,541		40,984		131,419
Non-Cash Unit-Based Compensation Expense	96		96		118		92		402
Adjusted EBITDA	24,371		28,715		37,659		41,076		131,821
Less:
Net Income Attributable to Noncontrolling Interest	7,004		9,993		13,957		13,330		44,284
Interest Expense Attributable to Noncontrolling Interest	20		14		63		331		428
Depreciation Expense Attributable to Noncontrolling Interest	1,166		1,659		1,728		2,246		6,799
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$16,181		$17,049		$21,911		$25,169		$80,310
Less: Cash Interest Paid, net	45		33		95		234		407
Less: Ongoing Maintenance Capital Expenditures, Net of Expected Reimbursements	1,991		2,148		2,291		2,554		8,984
Distributable Cash Flow	$14,145		$14,868		$19,525		$22,381		$70,919

Net Cash Provided by Operating Activities	$10,206		$50,254		$38,808		$16,749		$116,017
Interest Expense	65		47		158		565		835
Other, Including Changes in Working Capital	14,100		(21,586)		(1,307)		23,762		14,969
Adjusted EBITDA	24,371		28,715		37,659		41,076		131,821
Less:
Net Income Attributable to Noncontrolling Interest	7,004		9,993		13,957		13,330		44,284
Interest Expense Attributable to Noncontrolling Interest	20		14		63		331		428
Depreciation Expense Attributable to Noncontrolling Interest	1,166		1,659		1,728		2,246		6,799
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$16,181		$17,049		$21,911		$25,169		$80,310
Less: Cash Interest Paid, net	45		33		95		234		407
Less: Ongoing Maintenance Capital Expenditures, Net of Expected Reimbursements	1,991		2,148		2,291		2,554		8,984
Distributable Cash Flow	$14,145		$14,868		$19,525		$22,381		$70,919
Distributions Declared	$12,647		$13,094		$13,570		$14,062		$53,373
Distribution Coverage Ratio - Declared	1.12	x	1.14	x	1.44	x	1.59	x	1.33	x

Distributable Cash Flow	$14,145		$14,868		$19,525		$22,381		$70,919
Distributions Paid	$12,784		$12,647		$13,094		$13,570		$52,095
Distribution Coverage Ratio - Paid	1.11	x	1.18	x	1.49	x	1.65	x	1.36	x

CONE MIDSTREAM PARTNERS LP
CONSOLIDATED BALANCE SHEETS
(in thousands, except number of units)

	(Unaudited)
	December 31, 2015	December 31, 2014
ASSETS
Current Assets:
Cash	$217	$3,252
Receivables — Related Party	36,418	58,749
Inventory	18,916	—
Prepaid Expenses	1,873	1,280
Other Current Assets	164	164
Total Current Assets	57,588	63,445
Property and Equipment:
Property and Equipment	897,918	639,735
Less — Accumulated Depreciation	31,609	16,989
Property and Equipment — Net	866,309	622,746
Other Non-Current Assets	528	613
TOTAL ASSETS	$924,425	$686,804

LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$46,155	$70,635
Accounts Payable — Related Party	1,628	2,106
Total Current Liabilities	47,783	72,741
Other Liabilities:
Revolving Credit Facility	73,500	31,300
Total Liabilities	121,283	104,041
Partners' Capital:
Common Units - (29,163,121 Units Issued and Outstanding at December 31, 2015 and 2014)	399,399	389,612
Subordinated Units (29,163,121 Units Issued and Outstanding at December 31, 2015 and 2014)	(82,900)	(92,285)
General Partner Interest	(3,389)	(3,772)
Capital Attributable to CONE Midstream Partners LP	313,110	293,555
Noncontrolling Interest	490,032	289,208
Total Partners' Capital	803,142	582,763
TOTAL LIABILITIES AND PARTNERS' CAPITAL	$924,425	$686,804

CONE MIDSTREAM PARTNERS LP
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Twelve Months Ended December 31,
	2015	2014
	(Unaudited)
Cash Flows from Operating Activities:
Net Income	$115,531	$64,827
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation Expense and Amortization of Debt Issuance Costs	15,217	7,330
Gain on Disposition of Equipment	—	(85)
Unit Based Compensation	402	—
Changes in Operating Assets:
Receivables — Related Party	(3,148)	(9,029)
Inventory	(2,284)	—
Prepaid Expenses	(663)	(1,280)
Non-Current Assets	(10)	—
Changes in Operating Liabilities:
Accounts Payable	(8,670)	23,806
Accounts Payable — Related Party	(358)	(875)
Net Cash Provided by Operating Activities	116,017	84,694
Cash Flows from Investing Activities:
Capital Expenditures	(291,211)	(269,686)
Proceeds on Sale of Equipment	—	85
Net Cash Used in Investing Activities	(291,211)	(269,601)
Cash Flows from Financing Activities:
Investments by Partners and Noncontrolling Interest Holders	182,053	146,626
Proceeds from Issuance of Common Units, Net of Offering Costs	—	413,005
Distribution of Proceeds	—	(407,971)
Distributions to Unitholders	(52,094)	—
Payment of Revolver Fees	—	(777)
Proceeds from Revolver	42,200	31,300
Net Cash Provided by Financing Activities	172,159	182,183
Net Decrease in Cash	(3,035)	(2,724)
Cash at Beginning of Period	3,252	5,976
Cash at End of Period	$217	$3,252

CONE MIDSTREAM PARTNERS LP
SUPPLEMENTAL STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended December 31,
	2015	2014
Cash Flows from Operating Activities:
Net Income	$35,796	$23,027
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation Expense and Amortization of Debt Issuance Costs	4,664	2,225
Gain on Disposition of Equipment	—	(85)
Unit Based Compensation	92	—
Changes in Operating Assets:
Receivables — Related Party	(2,046)	(9,344)
Prepaid Expenses	(1,133)	(798)
Non-Current Assets	—	168
Changes in Operating Liabilities:
Accounts Payable	(15,482)	9,404
Accounts Payable — Related Party	(5,142)	(2,266)
Net Cash Provided by Operating Activities	16,749	22,331
Cash Flows from Investing Activities:
Capital Expenditures	(58,261)	(83,985)
Proceeds on Sale of Equipment	—	85
Net Cash Used in Investing Activities	(58,261)	(83,900)
Cash Flows from Financing Activities:
Investments by Partners and Noncontrolling Interest Holders	37,093	26,000
Proceeds from Issuance of Common Units, Net of Offering Costs	—	264
Distribution to Unitholders	(13,569)	—
Payment of Revolver Fees	—	(91)
Proceeds from Revolver	17,000	31,300
Net Cash Provided by Financing Activities	40,524	57,473
Net Decrease in Cash	(988)	(4,096)
Cash at Beginning of Period	1,205	7,348
Cash at End of Period	$217	$3,252

Development Companies Jointly Owned by CONE Gathering LLC and CONE Midstream Partners LP
Operating Income Summary, Selected Operating Statistics and Capital Investment
(in thousands)
(unaudited)

	Three Months Ended December 31, 2015
	Development Company
	Anchor	Growth	Additional	TOTAL
Income Summary
Revenue	$46,063	$3,080	$9,642	$58,785
Expenses	16,525	1,546	4,918	22,989
Net Income	29,538	1,534	4,724	35,796
Less: Net Income Attributable to Noncontrolling Interest	7,385	1,457	4,488	13,330
Net Income Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$22,153	$77	$236	$22,466

Operating Statistics - Gathered Volumes
Dry Gas (BBtu/d)	614	73	11	698
Wet Gas (BBtu/d)	372	8	196	576
Condensate (Bcfe/d)	7	—	10	17
Total Gathered Volumes	993	81	217	1,291

Total Volumes Net to CONE Midstream Partners LP	745	4	11	760

Capital Investment
Maintenance Capital	$3,333	$352	$725	$4,410
Expansion Capital	29,034	188	24,629	53,851
Total Capital Investment	$32,367	$540	$25,354	$58,261

Capital Investment Net to CNNX
Maintenance Capital	$2,500	$18	$36	$2,554
Expansion Capital	21,776	9	1,231	23,016
Total Capital Investment Net to CNNX	$24,276	$27	$1,267	$25,570

Development Companies Jointly Owned by CONE Gathering LLC and CONE Midstream Partners LP
Operating Income Summary, Selected Operating Statistics and Capital Investment
(in thousands)
(unaudited)

	Three Months Ended December 31, 2014
	Development Company
	Anchor	Growth	Additional	TOTAL
Income Summary
Revenue	$35,166	$2,464	$4,855	$42,485
Expenses	15,025	1,847	2,586	19,458
Net Income	20,141	617	2,269	23,027
Less: Net Income Attributable to Noncontrolling Interest	5,035	586	2,155	7,776
Net Income Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$15,106	$31	$114	$15,251

Operating Statistics - Gathered Volumes
Dry Gas (BBtu/d)	389	71	17	477
Wet Gas (BBtu/d)	313	—	81	394
Condensate (Bcfe/d)	12	—	—	12
Total Gathered Volumes	714	71	98	883

Total Volumes Net to CONE Midstream Partners LP	536	4	5	545

Capital Investment
Maintenance Capital	$2,372	$230	$157	$2,759
Expansion Capital	18,465	22,296	40,465	81,226
Total Capital Investment	$20,837	$22,526	$40,622	$83,985

Capital Investment Net to CNNX
Maintenance Capital	$1,779	$12	$8	$1,799
Expansion Capital	13,849	1,114	2,023	16,986
Total Capital Investment Net to CNNX	$15,628	$1,126	$2,031	$18,785